SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                  Securities Exchange Act of 1934
                         ________________


Date of Report (Date of earliest event reported)    July 26, 1996

                         ________________



                  THERMAL RESOURCES COMPANY LTD.,
           formerly known as Thermal Exploration Company
      (Exact name of registrant as specified in its charter)



    BRITISH COLUMBIA, CANADA         0-13933            N/A
(State of other jurisdiction       (Commission   (IRS Employer
of incorporation or organization)  File Number)  Identification
                                                       No.)


#1650 - 1185 West Georgia Street
Vancouver, British Columbia Canada                   V6E 4E6
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (604) 684-9497
                         ________________

                       THERMAL EXPLORATION COMPANY,
                         a California corporation

                            11525 Caroline Lane
                          Nevada City, CA  95659
   (Former name or former address, if changed since last report)








ITEM 5.   OTHER EVENTS


     On July 26, 1996, the common and preferred shareholders of Thermal Exploration Company, a California corporation ("Thermal") approved a Plan of Reorganization and Arrangement between Thermal and Western Copper Holdings Limited, a British Columbia corporation ("Western Copper") (the "Arrangement"). The Arrangement facilitates a merger between Thermal and a wholly-owned subsidiary of Western Copper which enables the utilization of the Companies' respective 50% working interests in the Carmacks (Yukon) Copper Project and is expected to result in expedited Carmacks Project financing.

     Under the terms of the Arrangement, Thermal will merge into a wholly-owned subsidiary of Western Copper and Thermal shareholders (except for Western Copper) will receive one (1) common share of Western Copper for each five (5) shares held of Thermal. In addition, as part of the Arrangement, Thermal's non-Carmacks exploration assets will be assigned to a new company, Pacific Cascade Resources Corp., a British Columbia corporation ("Pacific"), and Thermal shareholders (except for Western Copper) will also receive one (1) common share of Pacific for each five (5) shares of Thermal. As part of the Arrangement, effective July 30, 1996, Thermal was continued (reincorporated) from California to British Columbia, and is now a British Columbia corporation under the name "Thermal Resources Company Ltd."

     On August 1, 1996, the Supreme Court of British Columbia approved the Arrangement. Approval by the Court was one of the necessary preconditions to effect the Arrangement. Completion of the Arrangement requires acceptance for filing by the Toronto Stock Exchange on behalf of Western Copper and the granting of discretionary orders by the securities commissions of certain Canadian provinces. Upon the Arrangement being effective (which will not occur until all regulatory preconditions are satisfied), Thermal shareholders will be advised in writing of the procedure to obtain Western Copper and Pacific shares in exchange for their Thermal shares.

     The Companies are presently pursuing their final regulatory preconditions. A press release will be issued when the Board of Directors sets a record date for the exchange of Thermal securities for the securities of Western Copper and Pacific.






     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                              THERMAL RESOURCES COMPANY LTD.,
                              a British Columbia corporation and
                              successor-in-interest to
                              Thermal Exploration Company,
                              a California corporation
                                    (Registrant)



                               F. DALE CORMAN
                              F. Dale Corman
                              President


Dated: August 5, 1996


440.nks